UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 20, 2019 (June 17, 2019)
Date of Report (Date of earliest event reported)

PLAYAGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PlayAGS, Inc. (the “Company”) has appointed Anna Massion, 40, as a member of the Company’s board of directors (the “Board”), effective June 17, 2019. Ms. Massion currently serves as an Independent Non-Executive Director at Playtech, PLC. Prior to serving in her current role, Ms. Massion was a Senior Analyst for PAR Capital Management from February 2014 through June 2019. Ms. Massion has also served as a Director of Gaming, Lodging and Leisure Research at Hedgeye Risk Management, LLC from November 2008 through February 2014, Vice President/Senior Research Analyst at Marathon Asset Management from April 2008 through October 2008 and at JP Morgan from September 2001 through March 2008 as a Vice President on the Proprietary Trading Desk from 2004. Ms. Massion holds a Bachelor of Science in Economics, Concentration in Finance, Minor in Russian and a Master of Business Administration in Finance, Major in Finance from The Wharton School at the University of Pennsylvania.
In connection with Ms. Massion’s appointment to the Board, the size of the Board will be increased to eight members. Additionally, in connection with Ms. Massion’s appointment to each of the Nominating and Governance Committee and the Compensation Committee, the size of each such committee shall be increased to four members. As a result, the members of the Nominating and Governance Committee shall be Ms. Massion, Mr. Freeman, Mr. Daniel Cohen and Ms. Landau, while the members of the Compensation Committee shall be Ms. Massion, Mr. Freeman, Mr. Chibib and Mr. David Sambur.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

June 20, 2019	By:	/s/ David Lopez
David Lopez
Chief Executive Officer and President